Exhibit 99.1

TVI Corporation Announces Restructuring of its Credit Facility

New Agreement Provides Greater Financial Flexibility

and Aligns with Company’s Turnaround Strategy

GLENN DALE, MD – February 25, 2008 – TVI Corporation (NASDAQ: TVIN), an international supplier of disaster response, first receiver, first responder and personal protection products and provider of shelter and equipment rentals, today announced the restructuring of its credit facility with Branch Banking & Trust Company (BB&T). The restructured agreement provides TVI with a revolving credit facility of up to $7.0 million, subject to a working capital borrowing base, and a $22.5 million six-year term facility. TVI’s previous lending agreement with BB&T consisted of a $25.0 million revolving credit facility and a $5.0 million acquisition line of credit.

“The restructuring is a significant milestone for TVI, and reflects the continued working relationship we have built with our lender, BB&T,” said Lt. General Harley Hughes, President and CEO of TVI Corporation. “The revised terms of the credit agreement provide us with much more near-term financial flexibility. We believe this lending arrangement lets us tap into the value of the Company even while executing our turnaround strategy.”

The terms of the restructured facility permit the Company to make interest-only payments on the $22.5 million term facility for the first six months of the six-year term beginning February 22, 2008. In addition, the Company is not obligated to comply with most of the financial covenants under the facility until the third quarter of 2008.

Hughes concluded, “Our new lending agreement was carefully structured to provide us with the latitude we need to respond quickly to near-term opportunities while matching our financial structure to our longer-term strategy. Our management team can better concentrate on operating issues and focus on returning TVI to profitability.”

About TVI Corporation

TVI Corporation, headquartered in Glenn Dale, Maryland, is an international supplier of first receiver and first responder products. These products include shelters, personal protection equipment and other products for homeland security, hospitals, the military, police and fire departments, and public health agencies. The Company designs, fabricates and markets products and systems both through distributors and directly to end-users and OEMs. Through its Signature Special Event Services business, TVI is a leading full-service shelter and equipment rental company serving the corporate, sporting, social, and government and defense industries.

The TVI designation is a trademark of TVI Corporation. All other company and product names mentioned above are trade names and/or trademarks of their respective owners. For more information concerning TVI, please visit the Company at: www.tvicorp.com. This reference to the TVI website is an active textual reference and the contents of the site are not part of this press release.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain information contained in this press release constitutes forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and involves expectations, beliefs, plans, intentions or strategies regarding the future. These statements may be identified by the use of forward-looking words or phrases such as “should”, “anticipates”, “believes”, “expects”, “might result”, “estimates” and others. These forward-looking statements are based on information available to TVI as of the date hereof and involve risks and uncertainties and are not guarantees of future performance, as actual results could differ materially from our current expectations. Such risks and uncertainties include actions of our lender, our ability to comply with bank covenants and debt repayment obligations and our ability to obtain future financing on satisfactory terms; achieving the intended benefits of our acquisitions and integrating the operations, technologies, products and services of those businesses; achieving revenue expectations; unanticipated costs or charges; our ability to meet the requirements of the NASDAQ Capital Market for continued

listing of our common stock; adverse consequences from any government investigations, lawsuits or private actions; general economic and business conditions; adverse changes in governmental regulations; the possibility that our products contain unknown defects that could result in product liability claims; and competitive factors in our target markets. Numerous other factors could cause or contribute to such differences, including, but not limited to, those set forth in the Company’s Annual Report to Stockholders, periodic reports, registration statements and other filings made with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of the press release. We assume no obligation to update any such forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

TVI Corporation

Harley A. Hughes, President and Chief Executive Officer

(301) 352-8800

Sharon Merrill Associates

Jim Buckley, Executive Vice President

(617) 542-5300